Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q3 FY2008 (All amounts in millions, except ASPs and headcount)

	Q3 FY07	Q4 FY07	Q1 FY08	Q2 FY08	Q3 FY08

HARD DRIVE UNITS:	24.5	24.9	29.4	34.2	34.5
REVENUE[1]:	$1,410	$1,367	$1,766	$2,204	$2,111
HARD DRIVE AVERAGE SELLING PRICE:	$58	$55	$59	$61	$59
GROSS MARGIN %:	15.8%	15.0%	18.3%	23.3%	22.6%

REVENUE BY CHANNEL (HDD ONLY):
OEM	47%	47%	50%	48%	50%
DISTRIBUTORS	34%	36%	31%	34%	34%
RETAIL	19%	17%	19%	18%	16%

REVENUE BY GEOGRAPHY (HDD ONLY):
AMERICAS	36%	40%	34%	32%	28%
EUROPE	29%	26%	33%	32%	31%
ASIA	35%	34%	33%	36%	41%

REVENUE CONCENTRATION (HDD ONLY):
10 LARGEST CUSTOMERS	46%	48%	46%	47%	48%

WORLDWIDE HEADCOUNT:	27,277	29,572	41,263	42,534	41,876

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS	$164	$154	$219	$519	$431
CAPITAL EXPENDITURES	$70	$85	$163	$169	$137
DEPRECIATION AND AMORTIZATION	$55	$61	$78	$111	$111
DAYS SALES OUTSTANDING	46	46	51	45	44

INVENTORY METRICS:
RAW MATERIALS	$12	$12	$165	$171	$153
WORK IN PROCESS	86	94	145	131	131
FINISHED GOODS	145	153	151	157	171

TOTAL INVENTORY, NET	$243	$259	$461	$459	$455
INVENTORY TURNS	20	18	13	15	14

[1]	Revenue includes external sales of media and substrates of $40 million in Q1’08 and $120 million in Q2’08, and $89 million in Q3’08.

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